Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-188621 and 333-187989) and Form S-3 (File No. 333-198829) of U.S. Concrete, Inc. of our reports dated March 10, 2015 relating to the consolidated financial statements and supplementary information of Ferrara Bros. Building Materials Corp. and Affiliate which appear in this Current Report on Form 8-K/A filed on June 17, 2015.

/s/ GRASSI & CO., CPAs, P.C.

Grassi & Co., CPAs, P.C.
Jericho, New York
June 17, 2015